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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21157), Form S-3 (File No. 333-38721), Form S-3 (File No. 333-80129), Form S-3 (File No. 333-88718), Form S-3, (File No. 333-107063), Form S-3 (File No. 333-109733) and Form S-8 of the Macerich Company of our reports dated March 11, 2004 relating to the consolidated financial statements and financial statement schedules of The Macerich Company and of Pacific Premier Retail Trust, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 12, 2004

154     The Macerich Company

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CONSENT OF INDEPENDENT AUDITORS